Exhibit 99.4

                          STOCKHOLDERS' AGREEMENT


     STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of August 17, 2004, by and among the Stockholders (as defined below).

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, CGLH Partners I LP, a Delaware limited partnership, and CGLH Partners II LP, a Delaware limited partnership (collectively, the "CGLH Partnerships") have, on the date hereof, distributed Shares (as defined below) to each of the Stockholders pursuant to two separate Distribution and Contribution Agreements between (i) the Stockholders and CGLH Partners I LP and (ii) the Stockholders and CGLH Partners II LP.

     WHEREAS, the Stockholders wish to impose restrictions on the transfer of the Shares by the Stockholders, the use of the Shares by the Stockholders as security for indebtedness, and certain other matters.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS.
                 -------------------

     As used herein, the following terms shall have the following meanings:

     "Affiliate" or "Affiliates" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person or any other Person who holds directly or indirectly more than a fifty percent (50%) economic interest in such first Person or in whom such first Person holds directly or indirectly more than a fifty percent (50%) economic interest. For the purpose of this definition, "control" will mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership on the board of managers or directors, by contract (including without limitation a limited partnership agreement or general partnership agreement) or otherwise. Any trust or nominee directly or indirectly holding securities principally for the benefit of employees of a party hereto or its Affiliates shall be deemed to be an Affiliate of such party hereto.

     "Business Day" means any day that is not a Saturday, Sunday or day on which banks located in New York City are authorized or required to be closed.

     "Company"  means  Interstate  Hotels  &  Resorts,   Inc.,  a  Delaware
corporation.

     "Group" means:

          (i) in the case of any Stockholder that is a partnership, (A) such partnership and all of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership;

          (ii) in the case of any Stockholder that is a corporation, (A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation;

          (iii) in the case of any Stockholder that is a limited liability company, (A) such limited liability company and all of its members,
     (B) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such limited liability company; and

          (iv) in the case of any individual, such individual's ascendants and descendants (whether natural or adopted), such individual's spouse (and such individual's spouse's ascendants and descendants, whether natural or adopted), and any trust or other similar entity established for the benefit of any of the foregoing persons for estate planning purposes.

     "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity or government or any agency or political subdivision thereof.

     "Principal Stockholder" shall mean LB Interstate LP LLC and its successors and assigns.

     "Stockholder" shall mean each of the Persons set forth on Schedule A hereto, as updated from time to time to reflect the addition or removal of Stockholders upon a permitted Transfer of Shares in accordance with the terms and conditions set forth herein.

     "Shares" shall mean any shares of common stock, par value $0.01 per share, of the Company held by a Stockholder from time to time.

     "Transfer" shall mean any sale, assignment, mortgage, hypothecation, transfer or pledge of, creation of a security interest in, or lien on, or any encumbrance, gift, trust (voting or other), bequest or any testamentary or other disposition of, whether directly or indirectly, voluntary or by operation of law.

     SECTION 2.  LIMITATIONS ON TRANSFERS BY STOCKHOLDERS.
                 ----------------------------------------

          2.1. General  Prohibition.  Except as otherwise  provided in this
Section 2, each Stockholder agrees that such Stockholder will not Transfer any Shares without the prior written consent of the Principal Stockholder.

          2.2. Co-Sale Rights.
               --------------

               (a) At any time the Principal Stockholder intends to Transfer any Shares in one or more brokerage transactions, the Principal Stockholder shall deliver to each other Stockholder a notice (a "Market Trade Notice") stating the number of Shares that the Principal Stockholder intends to Transfer and providing an indicative range of prices per Share. Each other Stockholder shall have two Business Days following delivery of a Market Trade Notice to respond to the Principal Stockholder in writing (a "Market Trade Response") indicating its desire to participate in such brokerage transactions with respect to a number of Shares not to exceed (i) the number of Shares then held by such Stockholder multiplied by a fraction, the numerator of which is the number of Shares proposed to be transferred by the Principal Stockholder in such Transfer and the denominator of which is the number of Shares held by the Principal Stockholder at the time of such Transfer (such maximum being the "Pro Rata Allocation"). Each Stockholder agrees to execute any such brokerage transactions through a broker designated by the Principal Stockholder (the "Broker"). Each Market Trade Response shall indicate the maximum number of Shares that the Stockholder intends to make available for Transfer through the Broker in connection with the Market Trade Notice and the price range at which such Stockholder agrees to a Transfer of Shares. Commencing on the third Business Day after delivery of the Market Trade Notice, the Broker shall use its reasonable efforts to execute such Transfers, subject to market conditions. Such Transfers shall be effected as closely as practicable in proportion to the respective Pro Rata Allocations of each participating Stockholder at the time of such Transfer or, if less, the number of Shares specified in such Stockholder's Market Trade Response, and provided that any Stockholder that has specified a minimum price in its Market Trade Response that exceeds the minimum price indicated in the Market Trade Notice shall not be considered a participating Stockholder with respect to Transfers executed below such Stockholder's specified minimum price.

               Each Stockholder agrees that it is solely responsible to ensure that its respective Shares are available for Transfer through the Broker. Each Stockholder shall be liable for and shall pay any customary brokerage commissions related to its respective Transfer (it being acknowledged that the Principal Stockholder may not be liable to pay commissions in respect of its Transfers). Each Stockholder also agrees that neither the delivery of a Market Trade Notice nor the receipt of a Market Trade Response creates any liability or obligation on the part of the Principal Stockholder and acknowledges that the Broker may be unable to execute any Transfer for the number of Shares or at the price range indicated in a Market Trade Response. To the extent that any Shares subject thereto have not been Transferred, the Broker shall cease making trades in connection with a Market Trade Notice at the close of business on the twelfth Business Day following delivery of the Market Trade Notice. Upon written request of any Stockholder, any unsold Shares shall be promptly returned to such Stockholder.

               (b) If at any time the Principal Stockholder proposes to Transfer any Shares (other than Permitted Transfers or Transfers to which paragraph (a) applies), then at least 30 days prior to the closing of such Transfer, the Principal Stockholder shall deliver a written notice (the "Sale Notice") to each of the other Stockholders specifying in reasonable detail the identity of the prospective transferee and the terms and conditions of the Transfer. Each Stockholder may, within 15 days of the giving of the Sale Notice, give written notice (a "Tag-Along Notice") to the Principal Stockholder stating that such Stockholder wishes to participate in such proposed Transfer and specifying the amount of Shares such Stockholder desires to include in such proposed Transfer, not to exceed its Pro Rata Allocation.

               If no Stockholder gives the Principal Stockholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Principal Stockholder may thereafter Transfer the Shares specified in the Sale Notice on substantially the same terms and conditions set forth in the Sale Notice. If one or more of the Stockholders gives the Principal Stockholder a timely Tag-Along Notice, then the Principal Stockholder shall use all reasonable efforts to cause each prospective transferee to agree to acquire all Shares identified in all Tag-Along Notices that are timely given to the Principal Stockholder, upon the same terms and conditions as applicable to the Principal Stockholder's Shares. If such prospective transferee is unwilling or unable to acquire all Shares proposed to be included in such sale upon such terms, then the Principal Stockholder may elect either (i) to cancel such proposed Transfer or (ii) to allocate the maximum number of Shares that each prospective transferee is willing to purchase among the Principal Stockholder and the Stockholders giving timely Tag-Along Notices in proportion to each such Stockholder's and such Principal Stockholder's respective Pro Rata Allocation.

          2.3.  Permitted  Transfers.   Notwithstanding   anything  to  the
contrary in this Agreement, the restrictions in Section 2.1 and Section 2.2 shall not apply to the following:

               (a) a Transfer of Shares by a Stockholder to one or more Persons in such Stockholder's Group in a private sale; provided, however, that (i) the restrictions on Transfer contained in this Section 2 shall continue to be applicable to such Shares after any such Transfer and (ii) the transferee(s) of such Shares shall have executed and delivered to the other Stockholders, with a copy, for notice purposes, to the Company, a Joinder Agreement substantially in the form attached as Schedule B hereto (whereby each such transferee shall, upon such Transfer, become a Stockholder hereunder); and

               (b) subject to the provisions of Section 3, a Pledge of Shares by a Stockholder pursuant to a permitted Margin Loan, and in the event of a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge, a Transfer of such pledged Shares to a Margin Lender or by a Margin Lender.

          2.4. Adjustment of Permitted Loan Value. In the event of a permitted Transfer of Shares pursuant to Section 2.3 (a), the Permitted Loan Value set forth next to such Stockholder's name on Schedule A shall be reallocated on a pro rata basis between such transferred Shares and the remaining Shares, if any, retained by such transferring Stockholder and Schedule A shall be amended to reflect such Transfer and reallocation.

          2.5. Restrictive Legend. Upon the execution of this Agreement, all certificates representing issued and outstanding Shares held by the Stockholders shall contain a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 17, 2004 AMONG CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

          2.6. Securities Laws. Notwithstanding anything to the contrary herein, each Stockholder hereby covenants and agrees that any Transfer of Shares by such Stockholder shall be undertaken only in full compliance with all applicable federal and state securities laws including any restrictions arising by virtue of such Stockholder's status as an Affiliate of the Company.

     SECTION 3.  MARGIN LOANS.
                 ------------

          3.1. A Stockholder may grant a lien or security interest in, pledge, hypothecate or encumber (collectively, a "Pledge") any Shares beneficially owned by such Stockholder to a reputable bank, savings and loan association, investment bank, brokerage firm of other financial or lending institution, but specifically excluding hedge funds, with assets (in name or under management) of not less than $1,000,000,000 (a "Margin Lender") in connection with the incurrence by such Stockholder of financial indebtedness (a "Margin Loan") in a principal amount not to exceed the lesser of (a) the Permitted Loan Value set forth next to such Stockholder's name on Schedule A and (b) fifty percent (50%) of the fair market value of such Pledged Shares at the time such Pledge is granted by such Stockholder; provided, however, that the Margin Lender must agree in writing at or prior to the time such Pledge is made that no Transfer of Shares in connection with a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge shall be made except as provided in Section 3.2.

          3.2. A Margin Lender that has been granted a Pledge of Shares may Transfer such Shares in connection with, and only in connection with, a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge. Upon such a foreclosure, forfeiture or similar proceeding, the Margin Lender shall promptly give written notice (a "Notice") thereof to the Principal Stockholder. The Notice shall state the number of Shares to which such Notice relates (which shall be all Shares related to such foreclosure, forfeiture or similar proceeding) and offer (the "Offer") the Principal Stockholder the option to acquire any or all of such Shares. The Principal Stockholder shall have five Business Days following receipt of a Notice (the "Response Period") to respond to the Margin Lender in writing (a "Response") indicating its intention to accept the Offer, subject to negotiation of mutually satisfactory terms. Upon delivery by the Principal Stockholder of a Response, the Principal Stockholder and Margin Lender shall use their respective reasonable best efforts to consummate a Transfer of the Shares identified in the Offer within thirty Business Days upon terms satisfactory to both the Margin Lender and the Principal Stockholder. Upon the first to occur of (i) rejection of the Offer by the Principal Stockholder and (ii) the expiration of the Response Period without the Principal Stockholder delivering a Response, the Margin Lender shall be free to Transfer the Shares, subject only to any applicable legal limitations or restrictions thereon. During the period immediately following any foreclosure, forfeiture or similar proceeding, the Margin Lender shall Transfer Shares only pursuant to the provisions of this
Section 3.2. Shares Pledged to a Margin Lender that are acquired by it in connection with a foreclosure, forfeiture or similar proceeding arising from a Pledge of such Shares may be transferred to a member of such Margin Lender's Group without regard to the limitations imposed by this Agreement so long as the transferee agrees to be bound by the provisions of this Agreement to the same extent such Margin Lender is bound.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.
                 ------------------------------

          4.1. Each party hereto represents and warrants to the other parties hereto as follows:

               (a) it has full power and authority to execute, deliver and perform its obligations under this Agreement;

               (b) this Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

               (c) the execution, delivery and performance of this Agreement by it does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement or arrangement applicable to it or to which it is a party or by which it is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it; and

               (d) no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby other than any such filings required pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934 upon the execution of this Agreement, which filings shall timely be made by it upon the execution of this Agreement.

          4.2. Each Stockholder acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless the other Stockholders from and against any and all loss, damage or liability, including, without limitation, all costs and expenses (including reasonable attorneys fees), due to or arising out of a breach of any such representations or warranties. All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnification contained in this section shall survive the termination of this Agreement.

     SECTION 5.  TERMINATION.
                 -----------

               (a) The rights and obligations of the Stockholders under this Agreement shall terminate and, except with respect to Section 6 and as otherwise expressly provided herein, shall be of no further force or effect upon the first anniversary of the date hereof.

          5.2. As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except with respect to Section 6 and as otherwise expressly provided herein, as of the date such Stockholder has transferred all of such Stockholder's interests in the Shares in accordance with the terms set forth herein and the transferee(s) of such Shares, if required by this Agreement, have become a party hereto; provided, however, that any previously accrued rights of the other Stockholders shall be unaffected and shall survive notwithstanding any such termination.

     SECTION 6.  MISCELLANEOUS.
                 -------------

          6.1. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on Schedule A or such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be deemed to have been given when received.

          6.2. No Inconsistent Agreements. No party hereunder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          6.3. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          6.4. Expenses. All fees, commissions, and other expenses incurred by any of the parties hereto in connection with negotiation of this Agreement and in preparing to consummate the transactions contemplated herein, including fees of counsel, shall be paid by the party incurring such costs.

          6.5. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions herein, shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          6.7. Specific Performance; Injunction.
               --------------------------------

               (a) The parties agree that it is impossible to determine the monetary damages which would accrue to a Stockholder by reason of the failure of any other Stockholder to perform any of its obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party to this Agreement shall institute an action or proceeding to enforce the provisions of this Agreement against any Stockholder not performing such obligations, any tribunal hearing such cause shall have the power to render an award directing one or more parties hereto to specifically perform its obligations hereunder in accordance with the terms and conditions of this Agreement.

               (b) In the  event  of a breach  or  threatened  breach  by a
Stockholder  of  any  of  the  provisions  of  this  Agreement,  the  other
Stockholders shall be entitled to an injunction restraining such Stockholder from any such breach. The availability of these remedies shall not prohibit a Stockholder from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from such breaching Stockholder.

          6.8. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except pursuant to a Transfer of Shares permitted by Section 2.2, no Stockholder shall have the right to assign its rights and obligations under this Agreement.

          6.9. Amendments. Neither this Agreement nor any provisions hereof can be modified, amended, changed, waived, discharged or terminated except by an instrument in writing, signed by each of the parties hereto.

          6.10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          6.11. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          6.12. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          6.13. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          6.14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                             THE STOCKHOLDERS:
                             ----------------

                                            LB INTERSTATE GP LLC

                                            By:    PAMI LLC,
                                                   its Sole Member

                                                   By: /s/ Joseph J. Flannery
                                                      -------------------------
                                                   Name:   Joseph J. Flannery
                                                        -----------------------
                                                   Title:  Authorized Signatory
                                                         ----------------------

                                            LB INTERSTATE LP LLC

                                            By:    PAMI LLC,
                                                   its Sole Member

                                                   By: /s/ Joseph J. Flannery
                                                      -------------------------
                                                   Name:   Joseph J. Flannery
                                                        -----------------------
                                                   Title:  Authorized Signatory
                                                         ----------------------

                                            KFP/LB IHR II, LP

                                            By:    KFP/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Mahmood Khimji
                                                      -------------------------
                                                   Name:  Mahmood Khimji
                                                   Title: President

                                            KA/LB IHR II, LP

                                            By:    KA/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Karim Alibhai
                                                      -------------------------
                                                   Name:  Karim Alibhai
                                                   Title: Managing Member

                                            CG VENTURES/LB IHR II, LP

                                            By:    CG Ventures/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Haider Alibhai Ukani
                                                      -------------------------
                                                   Name:  Haider Alibhai Ukani
                                                   Title: Vice President

                                            SMW/LB IHR II, LP

                                            By:    SMW/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Sherwood M. Weiser
                                                      -------------------------
                                                   Name:  Sherwood M. Weiser
                                                   Title: Managing Member

                                            DEL/LB IHR II, LP

                                            By:    DEL/LB IHR GP, Inc.,
                                                   its General Partner

                                                   By:/s/ Donald E. Lefton
                                                      -------------------------
                                                   Name:  Donald E. Lefton
                                                   Title: President

                                            PS/LB IHR II, LP

                                            By:    PS/LB IHR GP, Inc.,
                                                   its General Partner

                                                   By:/s/ Peter Sibley
                                                      -------------------------
                                                   Name:  Peter Sibley
                                                   Title: President


                                              SCHEDULE A

                                             STOCKHOLDERS
                                             ------------


------------------------------------- ------------------------------------ ---------------- ---------------
                                                                                              PERMITTED
            STOCKHOLDER                                                                       LOAN VALUE
                                              ADDRESS FOR NOTICES           SHARES OWNED    (50%) AT $5.77

------------------------------------- ------------------------------------ ---------------- ---------------
LB Interstate LP LLC                   c/o Lehman Brothers Holdings Inc.      2,632,500       $7,594,763
                                       399 Park Avenue
                                       8th Floor
                                       New York, NY  10019
                                       Attn:  Joseph Flannery
                                       Fax:   (646) 758-1938

                                       with a copy to:

                                       Fried, Frank, Harris, Shriver &
                                       Jacobson LLP
                                       1 New York Plaza
                                       New York, NY 10004
                                       Attn:  Jonathan Mechanic, Esq.
                                       Fax:   (212) 859-8582
------------------------------------- ------------------------------------ ---------------- ---------------
LB Interstate GP LLC                   c/o Lehman Brothers Holdings Inc.       33,323          $96,137
                                       399 Park Avenue
                                       8th Floor
                                       New York, NY  10019
                                       Attn:  Joseph Flannery
                                       Fax:   (646) 758-1938

                                       with a copy to:

                                       Fried, Frank, Harris, Shriver &
                                       Jacobson LLP
                                       1 New York Plaza
                                       New York, NY  10004
                                       Attn:  Jonathan Mechanic, Esq.
                                       Fax:   (212) 859-8582
------------------------------------- ------------------------------------ ---------------- ---------------
KFP/LB IHR II, LP                      545 E. John Carpenter Freeway          1,188,964       $3,430,161
                                       Suite 1400
                                       Irving, TX  75062

------------------------------------- ------------------------------------ ---------------- ---------------
KA/LB IHR II, LP                       1221 Brickell Avenue                    855,389        $2,467,797
                                       Suite 900
                                       Miami, FL  33131

------------------------------------- ------------------------------------ ---------------- ---------------
CG VENTURES/LB IHR II, LP              1221 Brickell Avenue                    468,474        $1,351,547
                                       Suite 900
                                       Miami, FL  33131

------------------------------------- ------------------------------------ ---------------- ---------------
SMW/LB IHR II, LP                      3250 Mary Street                        480,185        $1,385,334
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------
DEL/LB IHR II, LP                      3250 Mary Street                        480,185        $1,385,334
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------
PS/LB IHR II, LP                       3250 Mary Street                        93,696          $270,313
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------


                                 SCHEDULE B

                         FORM OF JOINDER AGREEMENT
                         -------------------------

TO: Each Stockholder (as defined in the Stockholders Agreement) at the address for notices for such Stockholder pursuant to Section 6.1 of the Stockholders Agreement.

WITH A COPY TO: Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive,
Arlington, VA 22203
Attention: General Counsel

     Ladies & Gentlemen:

     In consideration of the transfer to the undersigned of [___________] shares (the "TRANSFERRED SHARES") of Common Stock, par value $0.01 per share of Interstate Hotels & Resorts, Inc. a Delaware corporation (the "COMPANY"), the undersigned hereby agrees that, as of the date written below, it shall become a party to that certain Stockholders Agreement dated as of [_____ __], 2004, as such agreement may have been amended, supplemented or modified from time to time (the "STOCKHOLDERS AGREEMENT"), among certain individuals and institutions named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of such agreement that were applicable to the undersigned's transferor as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. Capitalized terms not defined herein shall have the meanings given to such terms in the Stockholders Agreement.

     The undersigned hereby  acknowledges that, for the purposes of Section
2.3 and 6.1 and Schedule A of the Stockholders Agreement, the Permitted Loan Value of the Transferred Shares and Address for Notices shall be as follows:


------------------------------------- ------------------------------------ ---------------- ----------------
            STOCKHOLDER                       ADDRESS FOR NOTICES           SHARES OWNED    PERMITTED LOAN
                                                                                                 VALUE
------------------------------------- ------------------------------------ ---------------- ----------------
[Name]                                 ____________                        [__________]     $[________]
                                       ____________
                                       ____________
                                       Attn:
                                       Fax:

------------------------------------- ------------------------------------ ---------------- ----------------


     The undersigned hereby represents and warrants to the addressees hereof that it has all the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under this agreement, that performance of this agreement does not and will not violate any provisions of its charter, by-laws or other similar document, or, except as could not reasonably be expected to result in a material adverse effect, any contractual obligations binding on it; and that when this agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

     Executed as of the ___ day of ________, 20__.



                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

Acknowledged:

LB INTERSTATE GP LLC

     By:   PAMI LLC, its Sole Member


           By:
              ------------------------------
              Name:
              Title

LB INTERSTATE LP LLC

     By:   PAMI LLC, its Sole Member


           By:
              ------------------------------
              Name:
              Title

KFP/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

KA/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

CG VENTURES/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

SMW/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

DEL/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

PS/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title